UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant [X]                             Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under §240.14a-12

CAMBRIA ETF TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ]	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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The following blog post was published on June 8, 2018 to the Meb Faber Research: Stock Market & Investing Blog website at the following URL: http://mebfaber.com/2018/06/08/proxy/

Cambria ETF shareholders,

We currently have an ongoing proxy for all the Cambria ETFs. This campaign became necessary after the sudden passing of my co-founder, Eric Richardson. The purpose of the campaign is to place me on the board of trustees, in Eric’s vacancy, and to approve the new advisory agreement.

You should have already received a proxy packet in the mail. I am not telling you how to vote, but only requesting that you should vote and make your ownership count. Please vote and help us reach quorum!

If you have any questions please call the office at 310-683-5500.

Meb Faber is co-founder and the Chief Investment Officer of Cambria Investment Management, and author of five books.

The following twitter post, or tweet, was published at the following URL by @MebFaber on June 8, 2018 with a hyperlink directing readers to the above-referenced blog post: https://twitter.com/mebfaber/status/1005128851456962560?s=21